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Exhibit 11
                         Pinnacle Entertainment, Inc.
                       Computation of Per Share Earnings

                                                                    For the three months ended March 31,
                                               -----------------------------------------------------------------------------
                                                             Basic                                   Diluted (a)
                                               -----------------------------------       -----------------------------------
                                                   2001                  2000                2001                 2000
                                               -------------        --------------       --------------    -----------------
                                                                     (in thousands, except per share data)

Average number of common shares outstanding          26,288                26,260              26,288                26,260
Average common shares due to assumed conversion of
       stock options                                      0                     0                 278                 1,047
                                               -------------        --------------       -------------        --------------
Total shares                                         26,288                26,260              26,566                27,307
                                               =============        ==============       =============        ==============
Net (loss) income                                   ($2,121)              $21,921             ($2,121)               $21,921
                                               =============        ==============       =============        ==============
Net (loss) income per share                          ($0.08)                $0.83              ($0.08)                 $0.80
                                               =============        ==============       =============        ==============

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 (a) When the computed diluted values are anti-dilutive, the basic per share values are presented on the face of the consolidated statements of operations.